UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 26, 2007
Commission File No. 1-10403
TEPPCO Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	76-0291058 (I.R.S. Employer Identification Number)
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 381-3636
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On April 26, 2007, TEPPCO Partners, L.P. (“TEPPCO”) issued a press release announcing its financial results for the first quarter 2007, and will hold a conference call discussing those results. A copy of the earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02. The webcast conference call will be available for replay on TEPPCO’s website at www.teppco.com. The webcast conference call will be archived on its website for 90 days.
     Unless the context requires otherwise, references to “we,” “us,” “our,” or “TEPPCO” within the context of this Current Report on Form 8-K refer to the consolidated business and operations of TEPPCO. In addition, as generally used in the energy industry and in the attached press release and accompanying exhibits, the identified terms have the following meanings:

/d	= per day
Bcf	= billion cubic feet
BPD	= barrels per day
Btu	= British Thermal units
MMBtu	= million British Thermal units
MMcf	= million cubic feet
Use of Non-GAAP financial measures
     Our press release and/or the webcast conference call discussions include the non-generally accepted accounting principle (“non-GAAP”) financial measures of margin of the Upstream segment, EBITDA, EBITDA excluding gains from asset sales and ownership interests and income from continuing operations excluding gains from asset sales and ownership interests. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or income from continuing operations, operating income, cash flow from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measures may not be comparable to similarly-titled measures of other entities because other entities may not calculate such measures in the same manner as we do.
     Margin of the Upstream segment. We evaluate Upstream segment performance based on the non-GAAP financial measure of margin. Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil, in each case prior to the elimination of intercompany sales, revenues and purchases between wholly owned subsidiaries. We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed. Additionally, we use margin internally to evaluate the financial performance of the Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated. A reconciliation of margin to operating income is provided in the Operating Data table accompanying the earnings release.
     EBITDA measures. We define EBITDA as net income plus interest expense — net, income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures. We have included EBITDA and EBITDA excluding gains from assets sales and ownership interests as supplemental disclosures because we believe they are used by our investors as supplemental financial measures in the evaluation of our business. A reconciliation of these measures to net income is provided in the Financial Highlights and Business Segment Data tables accompanying the earnings release.
     We believe EBITDA and EBITDA excluding gains from asset sales and ownership interests provide useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. As a result, these measures provide investors with a helpful tool for comparing the operating performance of our assets with the performance of other companies that have different financing and capital structures. EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity.
     Income from continuing operations excluding certain gains. We present the measure of income from continuing operations excluding gains on asset sales and ownership interests in our press release and our webcast conference call because we believe this supplemental measure is useful to our investors in assessing the results of operations from our continuing assets. A reconciliation of this measure to income from continuing operations is provided in the Financial Highlights table accompanying the earnings release.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits (furnished herewith):

Exhibit
Number	Description

99.1	Press release of TEPPCO Partners, L.P., dated April 26, 2007, reporting first quarter 2007 results.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P. (Registrant)
	By:	Texas Eastern Products Pipeline Company, LLC
General Partner

Date: April 26, 2007	By:	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description

99.1	Press release of TEPPCO Partners, L.P., dated April 26, 2007, reporting first quarter 2007 results.